UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2012

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT		06066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On February 15, 2012, the Board of Directors of Rockville Financial, Inc. (the “Company”), approved stock ownership guidelines for members of the Company’s Board of Directors, Chief Executive Officer, Executive Vice Presidents and some Senior Vice Presidents as defined in the guidelines. Executives and Board members will be required to obtain and maintain ownership (by Company grant and through individual purchase) of the following amount of shares in Rockville Financial, Inc. stock: Board member to obtain and maintain three times Board retainer; Chief Executive Officer to obtain and maintain three times base salary; Executive Vice Presidents to obtain and maintain two times base salary; and Senior Vice Presidents to obtain and maintain one times base salary. Unexercised stock options and unvested performance shares will not count towards satisfaction of the guidelines; time vested restricted stock will.

The Board of Directors additionally approved a stock holding requirement in that until the stock ownership requirement is met, executives and Board of Directors are expected to hold 75% of net of tax shares from equity grants.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2012	ROCKVILLE FINANCIAL, INC.
Registrant

	By:	/s/ John T. Lund
John T. Lund
Executive Vice President/
Chief Financial Officer